Exhibit 99.1

Gray Media Announces First Quarter Financial Results

Atlanta, Georgia – May 7, 2026. . . . Gray Media (NYSE: GTN) today announced its financial results for the first quarter that ended March 31, 2026.

EXECUTIVE COMMENTARY

Hilton Howell, Jr., Executive Chairman and CEO, commented, “Our first quarter 2026 results were solid, with Core Advertising exceeding our guidance and Political revenue at the high end of our guidance range. A recently resolved dispute with a distribution partner impacted our Net Retransmission Revenue for the quarter. With all scheduled 2026 retransmission negotiations now complete and the improvement in underlying MVPD subscriber trends, we now have visibility on our growth in Net Retransmission Revenue for full year 2026. While we are seeing some softness in core advertising in Q2, we are optimistic that, as the largest owner of top-rated local television stations and a footprint covering most of the competitive races, we will again capitalize on a strong mid-term political cycle.

“We were thrilled to have added new stations in four new markets during the first quarter.  A few days ago, we closed a transaction involving stations located in seven markets and yesterday closed on additional stations located in three markets. We continue to work to close the remaining strategic, deleveraging transactions announced last summer. As our industry transforms, we continue to find creative ways to drive shareholder value without taking on undue risk. We are strengthening our market position through innovative sports partnerships – including airing 19 MLB teams across our 16 broadcast sports networks this year – while continuing to focus on the balance sheet, evaluating accretive M&A opportunities, and attracting the best and brightest talent to Gray.”

FINANCIAL HIGHLIGHTS:

●	Total Revenue – $768 million in the first quarter of 2026, which was at the high end of our previously issued guidance of $755 million to $770 million.
●

Core Advertising Revenue – $352 million in the first quarter of 2026, a 2% increase, on both a reported and organic basis, compared to the first quarter of 2025, which exceeded our previously issued guidance of revenues being approximately flat with first quarter 2025.

●

Retransmission Consent Revenue – $339 million in the first quarter of 2026, compared to $379 million for the first quarter of 2025 due primarily to continued subscriber declines, the transition of one Atlanta station to independent status, and a recently resolved dispute with a distribution partner. Net Retransmission Revenue of $142 million decreased 3% in the first quarter of 2026, compared to $146 million in the first quarter of 2025.

●

Political Advertising Revenue – $30 million in the first quarter of 2026, a 15% reported and organic increase compared to $26 million in first quarter of 2022, which was at the high end our previously issued guidance of $25 million to $30 million.

●

Operating Expenses – Total broadcasting expenses of $555 million, a $22 million decrease, or 4%, in the first quarter of 2026, compared to first quarter of 2025, which was at the low end of our previously issued expense guidance of $555 million to $560 million. Corporate expenses of $39 million were above the high end of the $30 million to $35 million guidance range primarily due to transaction-related expenses.

●	Capital Expenditures – Capital expenditures were $19 million in the first quarter of 2026 compared to $15 million during the first quarter of 2025.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.graymedia.com

Selected Operating Data (Unaudited)
	Three Months Ended
	March 31,
	2026	2025	% Change
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$352	$344	2%
Political advertising	30	13	131%
Retransmission consent	339	379	(11)%
Other	18	19	(5)%
Total broadcasting revenue	739	755	(2)%
Production companies	29	27	7%
Total revenue	$768	$782	(2)%

Net retransmission revenue (1):
Retransmission consent revenue	$339	$379	(11)%
Less, broadcasting network affiliation fees	197	233	(15)%
Net retransmission revenue	$142	$146	(3)%

Operating expenses (2):
Broadcasting:
Station expenses	$358	$343	4%
Network affiliation fees	197	233	(15)%
Non-cash stock-based compensation	-	1	(100)%
Total broadcasting expense	$555	$577	(4)%

Production companies	$28	$20	40%

Corporate and administrative:
Corporate expenses	$27	$26	4%
Transaction Related Expenses	4	-	N/A
Non-cash stock-based compensation	8	6	33%
Total corporate and administrative expense	$39	$32	22%

Net loss	$(20)	$(9)	122%

Adjusted EBITDA (2)	$154	$160	(4)%

(1)	See definition of non-GAAP terms included herein.
(2)	Excludes depreciation, amortization, impairment and (gain) loss on disposal of assets, net.

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

FINANCIAL POSITION AND LEVERAGE

Debt Summary - The table below summarizes our debt principal and cash balances:

	March 31,	December 31,
	2026	2025
	(in millions)
Outstanding principal of debt obligations (1):
First lien term loans	$749	$749
Senior secured first lien notes	1,900	1,900
Senior secured second lien notes	1,150	1,150
Senior unsecured notes	2,009	2,011
Total outstanding principal of debt obligations	5,808	5,810
Less cash	(259)	(368)
Total outstanding principal of debt obligations, less cash	$5,549	$5,442

(1)	Excludes letters of credit, accounts receivable securitization facility and preferred stock.

Recent Financing Activities

●

Credit Agreement Amendment – On March 31, 2026, we amended and restated our senior credit agreement to update and enhance the legal framework. The commitments under the revolving credit facility, the principal amounts of the term loans, and the stated maturities remained unchanged at closing. No new borrowings were incurred with the amendment.

●	Repayment of the 2026 Notes – On January 20, 2026, we redeemed the remaining balance of $2 million on the 5.875% senior notes due in 2026.
●

Repayment of Term Loan – On April 2, 2026, we settled the remaining balance of $10 million on the 2024 1L Term Loan, which was originally scheduled to mature in June 2029. Our next debt maturity is in December 2028, after the next presidential election cycle.

Leverage Metrics - As of March 31, 2026, calculated as set forth in our Senior Credit Agreement (unaudited):

●	First Lien Leverage Ratio	2.56 to 1.00
●	Secured Leverage Ratio	3.79 to 1.00
●	Leverage Ratio	5.94 to 1.00

Liquidity - As of March 31, 2026:

Cash – $259 million

●	Borrowing availability under our $750 million undrawn Revolving Credit Facility - $745 million (reflecting only certain outstanding undrawn letters of credit)
●	Accounts receivable securitization facility of $400 million was fully drawn

Other Noteworthy Events

●	On May 1, 2026, we acquired television stations in seven markets from Allen Media Group for $115 million.
●	On May 6, 2026, we acquired television stations in three markets from Block Communications, Inc for $80 million.

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

Guidance for the Quarter Ending June 30, 2026:

Based on our current forecasts for the quarter ending June 30, 2026, we anticipate the following key financial results, as outlined below in approximate ranges and as compared to the three months ended June 30, 2026, as well as certain currently anticipated full-year financial results. Our guidance includes estimated results for television station WBBJ and the stations acquired in the Allen 3 acquisition that were closed in the first quarter, and it does not include estimates for any of the stations acquired in the Allen 7 acquisition, Block acquisition or the announced and not yet completed transactions.

As always, guidance may change in the future based on several factors and therefore may not reflect future actual results.

	Three Months Ended June 30,
	2025	2026 (Guidance)
	(Unaudited)	Low	High
	(in millions)
Revenue (less agency commissions):
Core advertising	$361	Down mid-single digits
Political advertising	$9	$60	$70
Total revenue	$772	$780	$800

Net Retransmission Revenue	$136	$141	$143

Operating expenses (excluding depreciation, amortization and loss on disposal of assets):
Total broadcasting expense	$563	$545	$550
Total corporate and administrative expense	$25	$30	$35

Year Ending
December 31,
2026
Estimated supplemental information (in millions)	(Guidance)
Interest expense, excluding amortization of deferred financing costs	$440
Amortization of deferred financing costs	$16
Preferred stock dividends	$52
Common stock dividends	$33
Capital expenditures	$140
Income tax payments, excluding refunds	$90 to $110

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

The Company

We are a multimedia company headquartered in Atlanta, Georgia. We are the nation’s largest owner of top-rated local television stations and digital assets serving 120 full-power television markets that collectively reach approximately 37% of US television households. The portfolio includes 81 markets with the top-rated television station and 103 markets with the first and/or second highest rated television station in average all-day ratings across the 119 of such markets that were measured by Nielsen in 2025. We also own the largest Telemundo Affiliate group with 47 markets and Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Our additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios.

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: the inability to achieve estimates of future revenue, expenses, capital expenditures, and income tax payments, the inability to complete the pending acquisitions within the expected timeframes, or at all, including as a result of the failure to obtain necessary FCC or other regulatory approvals, and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.graymedia.com. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information

Gray Media, Inc. will host a conference call to discuss its operating results for the quarter ended March 31, 2026, on Thursday, May 7, 2026. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1-800-715-9871 or 1-646-307-1963 conference ID 3663076. The call will be webcast live and available for replay at www.graymedia.com. The taped replay of the conference call will be available at 1-800-770-2030 using conference ID 3663076# until June 7, 2026.

Gray Contacts:

Web site: www.graymedia.com

Alan Gould, Vice President, Investor Relations, (404) 266-8333, alan.gould@graymedia.com

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

GRAY MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	March 31,	December 31,
	2026	2025
Assets:
Current assets:
Cash	$259	$368
Accounts receivable, net	178	205
Current portion of program broadcast rights, net	11	17
Income tax refunds receivable	1	6
Prepaid income taxes	43	35
Prepaid and other current assets	31	25
Total current assets	523	656

Property and equipment, net	1,504	1,509
Operating lease right of use asset	64	66
Broadcast licenses	5,368	5,309
Goodwill	2,651	2,642
Other intangible assets, net	128	157
Investment in broadcasting and technology companies	32	37
Deferred pension assets	21	21
Other	28	43
Total assets	$10,319	$10,440

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$130	$144
Employee compensation and benefits	82	103
Accrued interest	103	151
Other accrued expenses	60	47
Federal and state income taxes	5	5
Current portion of program broadcast obligations	11	18
Deferred revenue	21	20
Dividends payable	15	16
Current portion of operating lease liabilities	10	10
Current portion of long-term debt	-	2
Total current liabilities	437	516

Long-term debt, less current portion and deferred financing costs	5,746	5,742
Deferred income taxes	1,300	1,300
Operating lease liabilities, less current portion	57	59
Other	16	18
Total liabilities	7,556	7,635

Series A Perpetual Preferred Stock, no par value; cumulative; redeemable; designated 1,500,000 shares, issued and outstanding 650,000 shares at each date and $650 aggregate liquidation value, at each date	650	650

Stockholders’ equity:
Common Stock, no par value; authorized 200,000,000 shares, issued 115,042,050 shares and 113,779,383 shares, outstanding 92,912,582 shares and 92,444,984 shares, respectively	1,214	1,210
Class A Common Stock, no par value; authorized 25,000,000 shares, issued 12,978,335 shares and 12,198,808 shares, outstanding 9,869,307 shares and 9,557,830 shares, respectively	71	67
Retained Earnings	1,164	1,205
Accumulated other comprehensive loss, net of income tax	(4)	(4)
	2,445	2,478
Treasury Stock at cost, Common Stock, 22,129,468 shares and 21,334,399 shares, respectively	(292)	(288)
Treasury Stock at cost, Class A Common Stock, 3,109,028 shares and 2,640,978 shares, respectively	(40)	(35)
Total stockholders’ equity	2,113	2,155
Total liabilities and stockholders’ equity	$10,319	$10,440

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

Gray Media, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions except for net income per common share data)

	Three Months Ended
	March 31,
	2026	2025
Revenue (less agency commissions):
Broadcasting	$739	$755
Production companies	29	27
Total revenue (less agency commissions)	768	782
Operating expenses before depreciation, amortization, and loss on disposal of assets, net:
Broadcasting	555	577
Production companies	28	20
Corporate and administrative	39	32
Depreciation	33	34
Amortization of intangible assets	32	29
Gain on disposal of assets, net	-	(2)
Operating expenses	687	690
Operating income	81	92
Other income (expense):
Miscellaneous income, net	8	1
Interest expense	(117)	(118)
Gain on early extinguishment of debt	-	1
Loss before income tax	(28)	(24)
Income tax benefit	(8)	(15)
Net loss	(20)	(9)
Preferred stock dividends	13	13
Net loss attributable to common stockholders	$(33)	$(22)

Basic per share information:
Net loss attributable to common stockholders	$(0.34)	$(0.23)
Weighted-average common shares outstanding	97	96

Diluted per share information:
Net loss attributable to common stockholders	$(0.34)	$(0.23)
Weighted-average common shares outstanding	97	96

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

GRAY MEDIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(20)	$(9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	33	34
Amortization of intangible assets	32	29
Amortization of deferred loan costs	4	4
Stock-based compensation	8	7
Amortization of program broadcast rights	6	6
Payments on program broadcast obligations	(7)	(7)
Deferred income taxes	-	(16)
Gain on disposal of property and equipment, net	-	(3)
(Gain) loss on sale of investments	(8)	1
(Gain) on early extinguishment of debt	-	(1)
Other	1	4
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	29	139
Income tax receivable or prepaid	(3)	1
Other current assets	(5)	(13)
Accounts payable	(14)	(4)
Employee compensation, benefits and pension costs	(22)	(36)
Accrued other expenses	14	17
Accrued interest	(48)	(14)
Income taxes payable	-	1
Deferred revenue	1	(8)
Net cash provided by operating activities	1	132

Cash flows from investing activities:
Acquisitions of businesses and broadcast licenses, net of cash acquired	(68)	(1)
Purchases of property and equipment	(19)	(15)
Proceeds from asset sales	-	10
Proceeds from sale of investments	10	1
Investments in broadcast, production and technology companies	-	(8)
Other	-	(2)
Net cash used in investing activities	(77)	(15)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	-	129
Repayments of borrowings on long-term debt	(2)	(146)
Payments of common stock dividends	(9)	(8)
Payments of preferred stock dividends	(13)	(13)
Payments for taxes related to net share settlement of equity awards	(9)	(4)
Net cash used in financing activities	(33)	(42)
Net (decrease) increase in cash	(109)	75
Cash at beginning of period	368	135
Cash at end of period	$259	$210

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

Non-GAAP Terms

This earnings release includes certain non-GAAP financial measures, such as “Adjusted EBITDA” and “Net Retransmission Revenue.” We present these measures, in addition to results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), because management believes they are useful in evaluating the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, gain or loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. Net Retransmission Revenue is calculated as retransmission consent revenue less broadcasting network affiliation fees. See “Selected Operating Data” above for a reconciliation of Net Retransmission Revenue to the most comparable GAAP metric. We consider Adjusted EBITDA and Net Retransmission Revenue to be indicators of our operating performance.

In addition to results prepared in accordance with GAAP, “Leverage Ratio Denominator” is a metric that management uses to calculate our compliance with certain financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with certain material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, management believes this metric may be useful to investors to understand how we assess compliance with our Senior Credit Agreement. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on April 1, 2024. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the various transactions. Certain financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the completeness or accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933, and should not be relied upon as indicative of future results. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

Specified Transaction Costs and Expenses are defined in our Senior Credit Agreement and include incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, to enhance the comparability of our operating expenses and results of operations across periods.

Our “Consolidated First Lien Net Debt”, “Consolidated Secured Net Debt” and “Consolidated Total Net Debt” in each case presented net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

These non-GAAP measures are not defined by GAAP, and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such measures are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Reconciliation of Adjusted EBITDA (Unaudited):

	Three Months Ended
	March 31,
	2026	2025
	(in millions)
Net loss	$(20)	$(9)
Adjustments to reconcile from net loss to Adjusted EBITDA
Depreciation	33	34
Amortization of intangible assets	32	29
Non-cash stock-based compensation	8	7
Gain on disposal of assets, net	-	(2)
Miscellaneous income, net	(8)	(1)
Interest expense	117	118
Gain on early extinguishment of debt	-	(1)
Income tax benefit	(8)	(15)
Adjusted EBITDA	$154	$160

Supplemental Information:
Amortization of deferred loan costs	$4	$4
Preferred stock dividends	$13	$13
Common stock dividends	$8	$8
Purchases of property and equipment	$19	$15

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026

Calculation of Consolidated Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio and Consolidated Secured Net Leverage Ratio, as each is defined in our Senior Credit Agreement (Unaudited):

Eight Quarters Ended
March 31, 2026
(in millions)

Net income	$183
Adjustments to reconcile from net income to Leverage Ratio
Denominator as defined in our 2019 Senior Credit Facility:
Depreciation	274
Amortization of intangible assets	230
Non-cash stock-based compensation	46
Non-cash 401(k) expense	-
Loss on disposal of assets, net	-
Gain on disposal of investment, not in the ordinary course	2
Interest expense	961
Gain on early extinguishment of debt	(24)
Income tax expense	50
Impairment of investments, goodwill and other intangible assets	74
Amortization of program broadcast rights	55
Payments for program broadcast rights	(55)
Pension expense	2
Contributions to pension plans	-
Adjustments for unrestricted subsidiaries	37
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	25
Specified Transaction Costs and Expenses	10
Total eight quarters ended March 31, 2026	$1,870

Leverage Ratio Denominator (total eight quarters ended March 31, 2026, divided by 2)	$935

March 31, 2026
(dollars in millions)

Total outstanding principal secured by a first lien	$2,649
Cash	(259)
Consolidated First Lien Net Debt	$2,390
Consolidated First Lien Net Leverage Ratio (maximum permitted incurrence is 3.5 to 1.00) (1)	2.56

Total outstanding principal secured by a lien	$3,805
Cash	(259)
Consolidated Secured Net Debt	$3,546
Consolidated Secured Net Leverage Ratio (maximum permitted incurrence is 5.50 to 1.00) (2)	3.79

Total outstanding principal, including current portion	$5,809
Letters of credit outstanding	5
Cash	(259)
Consolidated Total Net Debt	$5,555
Consolidated Total Net Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)	5.94

(1) At any time any amounts are outstanding under our revolving credit facility, our maximum Consolidated First Lien Net Leverage Ratio cannot exceed 4.25 to 1.00.

(2) For our 9.625% senior secured second lien notes due 2032 the maximum permitted Second Lien incurrence is 4.5 to 1.00.

Gray Media, Inc.
Earnings Release for the three months ended March 31, 2026